Registration No. _____________

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                          ISOLYSER COMPANY, INC.
          (Exact name of registrant as specified in its charter)

                 GEORGIA                              58-1746149
     (State or Other Jurisdiction of               (I.R.S. Employer
     Incorporation or Organization)               Identification No.)

                    4320 INTERNATIONAL BOULEVARD, N.W.
                         NORCROSS, GEORGIA  30093
       (Address, including zip code, of registrant's principal executive offices)

                             STOCK OPTION PLAN
                           (Full Title of Plan)

                             ROBERT L. TAYLOR
                    4320 INTERNATIONAL BOULEVARD, N.W.
                         NORCROSS, GEORGIA  30093
                              (770) 381-7566
       (Name and address, including zip code, and telephone number, including area code,of agent for service)

                                 COPY TO:

                           STEPHEN D. FOX, ESQ.
                          ARNALL GOLDEN & GREGORY
                         2800 ONE ATLANTIC CENTER
                        1201 WEST PEACHTREE STREET
                        ATLANTA, GEORGIA 30309-3450

                      CALCULATION OF REGISTRATION FEE

________________________________________________________________________________________
Title of each                        Proposed maximum  Proposed maximum   Amount of
class of securities   Amount to be   offering price    aggregate          registration
to be registered      registered     per share(1)      offering price(1)  fee
________________________________________________________________________________________

Common Stock,         2,000,000        $10.25         $20,500,000.00       $7068.97
$.001 par value
________________________________________________________________________________________


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's
     Common Stock on August 27, 1996, as reported by The
     Nasdaq Stock Market.

                                  PART II

Item 3. Incorporation of Documents by Reference.

  The following documents filed with the Securities and Exchange
Commission are hereby incorporated by reference:

    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-24866);

    (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 (File No. 0-
24866) filed May 15, 1996 and August 14, 1996, respectively; and

    (c) The description of the Registrant's Common Stock set forth in the Registrant's Form 8-A Registration Statement (File
No. 0-24866) filed September 27, 1996.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

  Not applicable.

Item 5. Interests of Named Experts and Counsel.

  Not applicable.

Item 6. Indemnification of Directors and Officers.

  Pursuant to Sections 14-2-851 through 14-2-857 of the Georgia Business Corporation Code, as amended, the directors, officers, employees and agents of the Corporation may, and in some cases must, be indemnified by the Company under certain circumstances against expenses and liabilities incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as directors, officers, employees and agents of the Corporation (including actions, suits or proceedings brought against them for violations of the federal securities laws). Article Nine of the Company's Bylaws provides for indemnifications of directors to the fullest extent permitted by the Georgia Business Corporation Code. These provisions generally mirror Sections 14-2-851 through 14-2-857 of the Georgia Business Corporation Code.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions of the Georgia Business Corporation Code and the Company's Bylaws, the Company has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

Item 7. Exemption from Registration Claimed.

  Not applicable.

Item 8. Exhibits.

    Exhibit No.       Description

      3.1           Articles of Incorporation of
                    Isolyser Company, Inc.*

      3.2           Amended and Restated By-laws of
                    Isolyser Company, Inc.*

      3.3           First Amendment to the Amended and
                    Restated By-laws of Isolyser Company, Inc.**

      5             Opinion of counsel as to legality of
                    the securities being registered

      23.1          Consent of Arnall Golden &
                    Gregory (included in opinion
                    filed as Exhibit 5)

      23.2          Consent of Deloitte & Touche LLP

      24            Power of Attorney (Included on signature page)

_____________________________
*   Incorporated by reference to the Company's Registration
    Statement on Form S-1 (File No. 33-83474)

** Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on July 29, 1996.

Item 9. Undertakings.

  The undersigned Registrant hereby undertakes as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Act each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the manner has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                      [SIGNATURES ON FOLLOWING PAGE]

                                SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Atlanta, State of Georgia, on August 29, 1996.


                          ISOLYSER COMPANY, INC.



                          By:/s/ Robert L. Taylor
                             _____________________________________
                             Robert L. Taylor, President and
                             Chief Executive Officer



                             POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert L. Taylor and C. Fred Harlow, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            [ADDITIONAL SIGNATURES ON FOLLOWING PAGE]

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 was signed by the following persons in the capacities indicated on August 29, 1996.

SIGNATURE                      TITLE

/s/ Robert L. Taylor           President, Chief Executive Officer
__________________________     and Chairman of the Board of Directors
Robert L. Taylor               (principal executive officer)


/s/ Travis W. Honeycutt        Executive Vice President,
__________________________     Secretary and Director
Travis W. Honeycutt


/s/ C. Fred Harlow             Senior Vice President of Finance, Chief
__________________________     Financial Officer, Treasurer and Director
C. Fred Harlow                (principal financial and accounting officer)


/s/ Rosdon Hendrix             Director
__________________________
Rosdon Hendrix


/s/ Jamal Silim                Director
__________________________
Jamal Silim


		               Director
_________________________
Kenneth F. Davis